SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

ECOLOCAP SOLUTIONS INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	None required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

	1.	Amount previously paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

ECOLOCAP SOLUTIONS INC.
1250 S. Grove Avenue
Barrington, Illinois 60010
866-479-7041

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS

To Our Stockholders:

We are writing to advise you that certain stockholders, owning approximately 91.04% of our voting power approved by written consent in lieu of a stockholders' meeting, the proposal to effect a reverse stock split of our outstanding common stock on a one (1) share for two thousand (2,000) shares basis.  On May 5, 2014 our board of directors unanimously approved the above proposal.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM STOCKHOLDERS BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS UNDER NEVADA LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE ACTIONS.

No action is required by you.  The accompanying Information Statement is furnished only to inform stockholders of those actions taken by written consent described above before they take effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is first being mailed to you on or about June 5, 2014, and we anticipate the effective date of the proposed actions to be June 25, 2014, the record date, or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement is for information purposes only and explains the actions taken by written consent.  Please read the accompanying Information Statement carefully.

June 3, 2014	Very truly yours,

MICHAEL SIGEL
Michael Siegel
President

ECOLOCAP SOLUTIONS INC.
1250 S. Grove Avenue
Barrington, Illinois 60010
866-479-7041

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND
REGULATION 14C THEREUNDER

This Information Statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.00001 par value, of ECOLOCAP SOLUTIONS INC., a Nevada corporation, which we refer to herein as "ECOS," "company," "we," "our" or "us."  The mailing date of this Information Statement is on or about June 5, 2014.  The Information Statement has been filed with the Securities and Exchange Commission (the "SEC") and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to notify our stockholders of actions we are taking pursuant to written consents of a majority of our stockholders in lieu of a meeting of stockholders.

On June 3, 2014, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 7,451,562,294 shares of common stock issued and outstanding and 750,000 shares of Series A preferred stock outstanding.  Each share of Series A preferred stock had 100,000 votes.  The total power of the Series A preferred stock is 75,000,000,000 votes.  Accordingly, the combined voting power of all of the Series A preferred stock and all the common stock was 82,451,562,294 votes. The holders of the Series A preferred stock and the common stock vote as a single class on all matters submitted to stockholders.  The common stock and Series A preferred stock constitute the sole outstanding classes of ECOS voting securities.  Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.  Each share of preferred stock entitles the holder to 100,000 votes on all matters submitted to stockholders.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS BEING SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On May 10, 2014, certain stockholders who beneficially owned 75,060,728,079, or approximately 91.04%, of the combined voting power of the common stock and Series A preferred stock consented in writing to effect a reverse stock split of our outstanding common stock on a one (1) share for two thousand (2,000) shares basis.

On May 5, 2013, our board of directors approved the above action, subject to approval by the stockholders.  No other corporate action will be taken.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive Information Statement, or as soon thereafter as is practicable.  We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken.  All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

FORWARD-LOOKING INFORMATION

This Information Statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events performance.  In some cases, you can identify forward-looking statements by terminology such as "may," "will" "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue," or similar terms, variations of such terms or the negative of such terms.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein.  Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

QUESTIONS AND ANSWERS

Q:  Why did I receive this Information Statement?

A:  Stockholders owning a majority of our outstanding shares took action by written consent in lieu of a stockholders' meeting.  Federal securities laws require that our other stockholders receive this Information Statement before the action can become effective.

Q:  What actions did the stockholders take?

A:  The stockholders executed a written consent on May 10, 2014 approving the proposal that we effect a reverse stock split of our issued and outstanding shares of common stock on a one (1) share for two thousand (2,000) basis with any fractional shares being rounded up to the next whole share.  Pursuant to SEC rules and regulations, these actions require notification to all of our stockholders.

Q:  What action do I need to take as a stockholder?

A:  You are not required to take any action.  The actions approved by written consent can take effect after 20 days from the date of mailing this Information Statement.  Following the reverse split, your present share certificates will be replaced with a new certificate without any action on your part.

Q:  Am I entitled to appraisal rights?

A:  No. You are not entitled to appraisal rights in accordance with Nevada law in connection with the actions taken by written consent.

Q:  Will I recognize a gain or loss for U.S. federal income tax purposes as a result of the reverse stock split?

A:  You should not recognize any gain or loss for U.S. federal income tax purposes as a result of the reverse stock split.

Q:  Where can I find more information about the company?

A:  As required by law, we file annual, quarterly and current reports and other information with the SEC that contain additional information about our company.  You can inspect and copy these materials at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov.

Q:  Who can help answer my questions?

A:  If you have questions about the company after reading this Information Statement, please contact us in writing at our principal executive offices at 1250 S. Grove Avenue, Barrington, Illinois 60010, attention Michael Siegel, President or by telephone at (866) 479-7041.

SUMMARY

This summary sets forth certain selected information contained in this Information Statement that may be important to you to better understand transactions referred to in this summary.  This summary also provides cross-references to the location in the Information Statement of the information summarized.

ECOLOCAP SOLUTIONS INC.

We are a development stage company which is an integrated and complementary network of environmentally focused technology companies that utilize advanced nanotechnology to design, develop, manufacture and sell cleaner alternative energy products. We bring together the technology, engineering, and operational management for the successful development of environmentally significant products and projects.

ECOS is a reporting company under the Exchange Act, and our public filings can be accessed at www.sec.gov.  ECOS's common stock is listed for quotation on the OTC-QB under the trading symbol "ECOS".

Reverse Stock Split

Our board of directors has determined that it is in our best interest to effect a reverse stock split of our issued and outstanding shares of common stock, on a one (1) share for two thousand (2,000) shares basis (the "Reverse Stock Split").  We believe that reducing the number of outstanding shares of our common stock through the Reverse Stock Split will give us more flexibility in making an acquisition and could increase the per share market price of our common stock, which would provide a more favorable trading market for the shares.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS

On May 25, 2014, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 7,451,562,294 shares of common stock issued and outstanding and 750,000 shares of Series A preferred stock outstanding.  Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.  Each share of Series A preferred stock had 100,000 votes.  The total voting power of the Series A preferred stock is 75,000,000,000 votes.  Accordingly, the combined voting power of all of the Series A preferred stock and all the common stock was 82,451,562,294 votes. The holders of the Series A preferred stock and the common stock vote as a single class on all matters submitted to stockholders.  The common stock and Series A preferred stock constitute the sole outstanding classes of ECOS voting securities.

The proposed amendments required the approval of a majority of the voting power of the Company.  The transfer agent for the common stock is Pacific Stock Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas, Nevada 89119.  Its telephone number is (702) 361-3033.

On May 10, 2014, three shareholders (Michael Siegel, Jeung Kwak, and Robert Egger, Jr.) holding a majority of our voting power or 75,060,728,079 votes (91.04% of the total voting power) executed a written consent approving the reverse stock split on the basis of one (1) share for each two thousand (2,000) shares outstanding.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Required

The proposed reversed stock split requires the approval of a majority of the voting power of the Company.  The transfer agent for the common stock is Pacific Stock Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas, Nevada 89119.  Its telephone number is (702) 361-3033.

On May 10, 2014, three shareholders (Michael Siegel, Jeung Kwak, and Robert Egger, Jr.) holding a majority of our voting power or 75,060,728,079 votes (91.04% of the total voting power) executed a written consent approving the amendment to the articles of incorporation to effect a reverse stock split of our issued and outstanding shares of common stock, on a one (1) share for two thousand (2,000) shares basis

Meeting Not Required

Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Furnishing Information

This information statement is being furnished to all holders of our common stock.  The Form 10-K for the year ending December 31, 2013 and all subsequent filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference.  We are presently current in the filing of all reports required to be filed with the Securities and Exchange Commission.

Dissenters Rights of Appraisal

There are no dissenter's rights of appraisal applicable this action to amend the articles of incorporation effect a reverse stock split of our issued and outstanding shares of common stock, on a one (1) share for two thousand (2,000) shares basis.

Proposals by Security Holders

No security holders entitled to vote has transmitted any proposals to be acted upon by you.

Security Ownership of Certain Beneficial Owner and Management

The following table sets forth, as of June 3, 2014, the beneficial shareholdings of persons or entities holding five percent or more of our common stock and warrants, and preferred stock, each director individually, each named executive officer and all directors and officers as a group.  Each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial.

Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner (1)	Preferred Shares (8)	Percent of Preferred Stock	Common Shares	Common Warrants	Combined Common & Warrants	Percent of Common Stock & Warrants
Michael Siegel (2)	250,000	33.33%	24,522,993	0	24,522,993	0.33%
Jeung Kwak (3)	250,000	33.33%	30,052,993	0	30,052,993	0.40%
Robert Egger Jr. (4)	250,000	33.33%	6,152,993	0	6,152,993	0.08%
Tri Vu Truong (5)			4,190,772	0	4,190,772	0.06%
Albert Beerli (6)			4,952,993	0	4,952,993	0.07%
Michel St-Pierre (7)			7,500,000	600,000	8,100,000	0.11%
All executive officers and directors as a group (6 persons)	750,000	100.00%	77,372,744	600,000	77,972,744	1.05%

(1)	The mailing address for each of the listed individuals is c/o Ecolocap Solutions International Inc., 1250 S. Grove Ave, Suite 308, Barrington, Illinois 60010.
(2)	Mr. Siegel is the President and Chief Executive Officer.
(3)	Mr. Kwak is Chairman of the Board of Directors.
(4)	Director. Mr. Egger is the Chief Operating Officer.
(5)	Director. Mr. Truong is the President and Chief Executive Officer of United Best Technology Limited.
(6)	Director
(7)	Chief Financial Officer.
(8)
Each share of Series A preferred stock had 100,000 votes.  The total voting power of the Series A preferred stock is 75,000,000,000 votes.  Accordingly, the combined voting power of all of the Series A preferred stock and all the common stock was 82,451,562,294 votes. The holders of the Series A preferred stock and the common stock vote as a single class on all matters submitted to stockholders.

REVERSE STOCK SPLIT

On May 5, 2014, our board of directors, and on May 10, 2014, our principal stockholders holding a majority of our voting power approved a reverse stock split of our issued and outstanding shares of common stock, on a one (1) share for two thousand (2,000) shares basis.   The effective date of the split will be established at the discretion of our board of directors.  We presently anticipate the split to occur on or about June 25, 2014.

All shares of our common stock have equal rights and privileges with respect to voting, liquidation and dividend rights.  Each share entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation.  Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities.  The common stock is not subject to redemption and carries no subscription or conversion rights.

Amendment to Articles of Incorporation

In connection with the Reverse Stock Split, we will not file with the State of Nevada an amendment to our articles of incorporation to reflect the split.  Our current authorized capitalization will remain unchanged at 10,000,000,000 million shares of common stock with a par value of $0.00001 per share of which 7,451,562,294 shares are outstanding and 100,000,000 million shares of preferred stock with a par value of $0.00001 per share of which 750,000 shares are outstanding.  Each share of preferred stock has 100,000 votes and votes with the common shares on all matters submitted to the shareholders for a vote.

Under applicable Nevada law, a corporation may effect a reverse stock split without correspondingly decreasing the number of authorized shares of the same class or series if:

(a)	The board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares of a class or series; and
(b)	The proposal is approved by the vote of stockholders holding a majority of the voting power of the outstanding shares of the affected class or series.

As our board of directors has approved the Reverse Stock Split and stockholders holding a majority of our outstanding shares of common stock have also approved the split by written consent, we are not required to change our authorized capitalization.  Accordingly, our amendment to our articles of incorporation will reflect that our outstanding shares have been reverse split, but that our capitalization will be unchanged. Upon the effectiveness of the split, each share of our issued and outstanding common stock will be reverse split on a one (1) share for two thousand (2,000) shares basis.   Stockholders who would otherwise be entitled to receive fractional shares, because they hold a number of shares of common stock that is not evenly divided by the split ratio, will have the number of new shares to which they are entitled rounded up to the next whole number of shares.  No stockholders will receive cash in lieu of fractional shares.

Effect of the Reverse Stock Split

Split shares of common stock issued in connection with the Reverse Stock Split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the Reverse Stock Split. The Reverse Stock Split will decrease the number of outstanding common shares but will not affect any stockholder's proportionate interest in our company prior to the closing of the Share Exchange, except for minor differences resulting from the rounding up of fractional shares.  The par value of our common stock will remain unchanged.  While the aggregate par value of our outstanding common stock will be decreased, our additional paid-in capital will be increased by a corresponding amount.  Therefore, the Reverse Stock Split will not affect our total stockholders' equity.  All share and per share information will be retroactively adjusted to reflect the split for all periods presented in our future financial reports and regulatory filings.

Although it is generally expected that a reverse split will result in a proportionate increase in the market price of the split shares, there can be no assurance that our common stock will trade at a multiple of our current price, or that any price increase will occur or be sustained. If the market price of our stock declines after the implementation of the Reverse Stock Split, the percentage decline as an absolute number and as a percentage of our overall market capitalization would be greater than would be the case in the absence of the reverse split.

Furthermore, the possibility exists that the reduction in the number of outstanding shares will adversely affect the market for our common stock by reducing the relative level of liquidity.  In addition, the Reverse Stock Split may increase the number of the stockholders who own odd lots, or less than 100 shares.  Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results outlined above.

Following the Reverse Stock Split, we will have issued and outstanding approximately 3,725,781 shares of common stock, without giving effect to the rounding up of fractional shares.

Following the Reverse Stock Split, we will have the corporate authority to issue 9,996,274,219 shares of authorized but unissued common stock.  These shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company.  Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by our current stockholders and could dilute our net tangible book value.  We have no immediate plans, proposals or arrangements, written or otherwise, to use these authorized and unissued shares of common stock following the Reverse Stock Split other than to issue shares of common stock in connection with the possible conversion outstanding debt to shares of common stock.  Such action would eliminate debt from the balance sheet and convert the same to equity.

Our authorized and unissued shares could possibly be used by management to oppose a hostile takeover attempt, delay or prevent changes of control, or changes in or removal of management.  This could include transactions that are favored by a majority of stockholders, or in which the stockholders might otherwise receive a premium for their shares over then-current market price, or benefit stockholders in some other manner.  Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price.  In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case.

The available authorized and unissued shares of common stock gives the company the ability to cause a potential anti-takeover effect by creating potential dilution to the number of outstanding shares. Such dilution will cause a party attempting a takeover to be required to buy more shares of the company stock and to expend additional resources to accomplish a takeover.  The Reverse Stock Split is not part of a plan by management to affect the ability of third parties to take over or change control of the company, nor are we currently contemplating any such anti-takeover plan.

We will not become a private company as a result of the reverse split, we expect that our common stock will continue to be quoted on the OTC-QB and we plan to continue to file periodic and other reports with the SEC under the Exchange Act.

Following the Reverse Stock Split, the share certificates you now hold will be replaced with new certificates. You are not required to exchange your certificates for new certificates.   The old certificates now in your possession will be cancelled.   In the future, new share certificates will be issued reflecting the stock split, but this in no way will affect the validity of your current share certificates.  The reverse split will occur on the effective date without any further action on the part of our stockholders.  After the effective date of the reverse split, each share certificate representing shares of pre-split common stock will be deemed to represent 1/2000 shares of post-split ECOS common stock.  Certificates representing post-split common stock will be issued in due course by our transfer agent:    Pacific Stock Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas, Nevada 89119.  Its telephone number is (702) 361-3033.

Reason for the Reverse Stock Split

We currently have 10,000,000,000 shares of common stock authorized.  We are committed to have to issue additional shares of common stock to one of our creditors upon conversion of its debt to shares of common stock.  If the creditor elects to convert all of its debt to shares of common stock we may not have enough authorized shares to permit the conversion.  Also, out stock currently trades at a fraction of a penny.  Recently the Pink Sheets announced its plan to lower the status of the stocks appearing on the Pink Sheets to "Pink Sheets" status, however, in the event our shares trade a price above $0.01 per share we will not be relegated to the "Pink Sheet" status.  Accordingly, for both of the foregoing reasons, we have elected to reverse split our shares of common stock.

We request that stockholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing post-split shares that are issued in exchange for old pre-split certificates representing restricted shares, will contain the same restrictive legend as on the old certificates.  Also, for purposes of determining the term of the restrictive period applicable to the new post-split shares, the time period during which a stockholder has held their existing pre-split shares will be included in the total holding period.

Accounting Matters

The par value per share of the common stock will remain unchanged after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on the balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of the common stock outstanding. The company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Other Effects on Outstanding Shares

When the Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of the common stock will remain the same after the Reverse Stock Split. Each share of common stock issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. The Reverse Stock Split would result in some stockholders owning "odd-lots" of less than 100 shares of the common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

No Appraisal Rights

Under Nevada Corporations Law, stockholders are not entitled to appraisal rights with respect to the proposed Reverse Stock Split and amendment to our articles of incorporation.

United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to a stockholder (hereinafter a "U.S. stockholder") that is a "United States person," as defined in the Internal Revenue Code of 1986, as amended (the "Code").  This summary is not intended to be a complete discussion of all possible U.S. federal income tax consequences of the Reverse Stock Split and is included for general information purposes only.  Further, it does not address any state, local or foreign income or other tax consequences.  For example, state and local tax consequences of the Reverse Stock Split may vary significantly as to each U.S. stockholder, depending upon the state in which such stockholder resides or does business.  Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities.

The discussion below is based on the provisions of the U.S. federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the shares held by a U.S. stockholder prior to the Reverse Stock Split ("Old Shares") were, and the shares owned by such stockholder immediately after the Reverse Stock Split ("New Shares") will be, held as "capital assets," as defined in the Code, generally property held for investment.  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  The discussion below regarding the U.S. federal income tax consequences of the Reverse Stock Split also is not binding on the Internal Revenue Service or the courts.  Accordingly, each stockholder is urged to consult with his, her or its own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss should be recognized by a U.S. stockholder upon such stockholder's exchange, or deemed exchange, of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis and holding period of the New Shares received in the Reverse Stock Split should be the same as such stockholder's aggregate tax basis and holding period in the Old Shares being exchanged.   Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times.  Holders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.

We are hereby notifying our stockholders of the approval of the Reverse Stock Split and, pursuant to the Exchange Act, filing this Information Statement on Schedule 14C, which will be mailed to all stockholders of record as of the record date established therefore.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

June 3, 2014	MICHAEL SIEGEL
Michael Siegel
President